Exhibit 10.16.3

WAIVER

THIS WAIVER (this “Waiver”) dated as of March 6, 2014 is by and between Cumberland Pharmaceuticals Inc., a Tennessee corporation (the “Borrower”), and Bank of America, N.A. (the “Bank”).

W I T N E S S E T H:

WHEREAS, a revolving credit facility has been extended to the Borrower pursuant to the Fifth Amended and Restated Loan Agreement (as amended, modified and supplemented from time to time, the “Loan Agreement”) dated as of August 2, 2011 between the Borrower and the Bank; and

WHEREAS, the Borrower has requested certain waivers to the Loan Agreement and the Bank has agreed to the requested waivers on the terms and conditions set forth herein.

NOW, THEREFORE, IN CONSIDERATION of the premises and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

1.    Defined Terms. Capitalized terms used herein but not otherwise defined herein shall have the meaning specified in the Loan Agreement.

2.    Waiver. The Bank waives any default arising solely from the Borrower’s failure to comply with (a) the financial covenant set forth in Section 8.4 of the Loan Agreement (Interest Coverage Ratio) as of the end of fiscal period ending December 31, 2013 and (b) Section 10.15 of the Loan Agreement resulting from the acquisition by A.J. Kazimi prior to the date hereof of stock of the Borrower which acquisition resulted in A.J. Kazimi having beneficial ownership or control, directly or indirectly, of thirty-one percent (31%) of the common or other voting stock of the Borrower. Each of the foregoing waivers is a one-time waiver and applies only to the specified circumstance and does not modify or otherwise affect the Borrower’s obligations to comply with such provisions of the Loan Agreement or any other provision of the Loan Agreement in any other instance. In consideration of such waiver, the Borrower and the Bank agree that notwithstanding anything in the Loan Agreement to the contrary, any request to advance credit under the Facilities on and after the date hereof shall be in the sole and absolute discretion of the Bank and may be made under such terms and conditions as the Bank may in its sole and absolute discretion deem appropriate. The making of any advance of credit shall in no way represent a commitment by Bank to make any further or additional advances of credit.

3.    Conditions Precedent. This Waiver shall be effective as of the date hereof upon receipt by the Bank of this Waiver executed by the Borrower.

4.    Release. In consideration of the Bank’s willingness to enter into this Waiver, the Borrower hereby releases and forever discharges the Bank and each of the Bank’s predecessors, successors, assigns, officers, managers, directors, employees, agents, attorneys, representatives, and affiliates (hereinafter all of the above collectively referred to as the “Bank Group”), from any and all claims, counterclaims, demands, damages, debts, suits, liabilities, actions and causes of action of any nature whatsoever, including, without limitation, all claims, demands, and causes of action for contribution and indemnity, whether arising at law or in equity, whether known or unknown, whether liability be direct or indirect, liquidated or unliquidated, whether absolute or contingent, foreseen or unforeseen, and whether or not heretofore asserted, which the Borrower may have or claim to have against any of the Bank Group.

5.    No Other Changes. Except as expressly modified hereby, all of the terms of the Loan Documents remain in full force and effect.

6.    Waiver as a Loan Document; Representations and Warranties.

(a)    This Waiver is a “Loan Document”.

(b)    The Borrower hereby represents and warrants to Bank that as of the date hereof (i) the representations and warranties of the Borrower and each other Obligor contained in the Loan Documents, or which are contained in any document furnished at any time under or in connection therewith, are true and correct on and as of the date hereof and (ii) no event of default exists under any of the Loan Documents.

7.    Reaffirmation of Obligations. The Borrower (i) acknowledges and consents to all of the terms and conditions of this Waiver, (ii) affirms all of its obligations under the Loan Documents and (iii) agrees that this Waiver and all documents executed in connection herewith do not operate to reduce or discharge the Borrower’s obligations under the Loan Documents.

8.     Reaffirmation of Security Interests. The Borrower (i) affirms that each of the security interests and liens granted in or pursuant to the Loan Documents are valid and subsisting and (ii) agrees that this Waiver shall in no manner impair or otherwise adversely effect any of the security interests and liens granted in or pursuant to the Loan Documents.

9.     Counterparts; Delivery. This Waiver may be executed in any number of counterparts, each of which when so executed and delivered shall be deemed an original and it shall not be necessary in making proof of this Waiver to produce or account for more than one such counterpart. Delivery of an executed counterpart of this Waiver by facsimile or other electronic imaging means shall be effective as an original.

10.    Governing Law. This Waiver shall be governed by, and construed in accordance with, the laws of the State of Tennessee.

[Signature Pages Follow]

IN WITNESS WHEREOF, each of the parties hereto has caused this Waiver to be duly executed and delivered as of the date first above written.

BORROWER:	CUMBERLAND PHARMACEUTICALS INC.,
a Tennessee corporation

By:	/s/ Rick S. Greene
Name:	Rick S. Greene
Title:	VP & CFO

BANK:                     BANK OF AMERICA, N.A.

By:	/s/ H. Hope Walker
Name:	H. Hope Walker
Title:	V.P

CONSENT AND REAFFIRMATION
OF OBLIGORS

Each of the undersigned Obligors, hereby (i) acknowledges and consents to all of the terms and conditions of this Waiver, (ii) affirms all of its obligations under the Loan Documents to which it is a party, (iii) agrees that this Waiver and all documents executed in connection herewith do not operate to reduce or discharge such Obligor’s obligations under the Loan Documents to which it is a party, (iv) affirms that each of the security interests and liens granted in or pursuant to the Loan Documents are valid and subsisting and (v) agrees that this Waiver shall in no manner impair or otherwise adversely effect any of the security interests and liens granted in or pursuant to the Loan Documents. (Capitalized terms used herein shall have the meanings specified in the foregoing Waiver.)

Although each of the undersigned has been informed of the terms of the Waiver, each understands and agrees that the Bank has no duty to so notify it or any other Obligor or to seek this or any future acknowledgment, consent or reaffirmation, and nothing contained herein shall create or imply any such duty as to any transactions, past or future.

Dated as of the first date list above.

OBLIGORS:	CUMBERLAND PHARMA SALES CORP.,
a Tennessee corporation
CUMBERLAND EMERGING TECHNOLOGIES, INC.,
a Tennessee corporation

By:	/s/ Rick S. Greene
Name:	Rick S. Greene
Title:	VP & CFO